UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

Corrpro Companies, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-12282	34-1422570

State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 Enterprise Drive, Medina, Ohio	44256

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (330) 723-5082

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On June 27, 2005, the Board of Directors of Corrpro Companies, Inc. (the “Company”) unanimously approved the delisting of the Company’s common shares from the American Stock Exchange (the “AMEX”) and the deregistration of the Company’s common shares under the Securities Exchange Act of 1934. On June 29, 2005, the Company filed an application with the AMEX and the Securities and Exchange Commission (the “SEC”) to voluntarily delist its common shares from the AMEX and filed a Form 15 with the SEC to effect the deregistration. Based on the filing of the application for delisting and the Form 15, the AMEX has indicated that it will suspend trading of the Company’s common shares on the AMEX effective immediately. The Company will no longer be obligated to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K.

Item 7.01. Regulation FD Disclosure.

     The Company elects to disclose the information in the press release furnished as Exhibit 99.1 to this report through Item 7.01 of Form 8-K pursuant to Regulation FD. The exhibit to this report relates to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 29, 2005 (furnished herewith)

     The Company elects to disclose the information in the press release furnished as Exhibit 99.1 to this report through Item 7.01 of Form 8-K pursuant to Regulation FD. The exhibit to this report relates to Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRPRO COMPANIES, INC.

Date: June 29, 2005	By: /s/ Robert M. Mayer

Robert M. Mayer Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated June 29, 2005 (furnished herewith)